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                                                                    EXHIBIT 10.2

                                 RICHARD SISKIND
                           1385 Broadway - 24th Floor
                               New York, NY 10018



August 23, 2001


VIA FAX AND US MAIL

Alpha Omega Group, Inc.
350 Bedford Street - Suite 307
Stamford, CT 06901

RE: STOCK PURCHASE AGREEMENT DATED AUGUST 23, 2001 (THE "SPA") AMONG STAGE II APPAREL CORP. (THE "COMPANY") AND THE INVESTORS NAMED THEREIN (THE "INVESTORS")

Ladies and Gentlemen:

This will confirm my agreement to vote all shares of the Company's common stock that I own beneficially, in connection with any vote by the Company's shareholder for approval for the transactions contemplated by the SPA, for the approval of those transactions. I understand the Investors are relying on this agreement as an inducement to enter into the SPA, and they shall be entitled to rely on this letter as if addressed to all of them.

Sincerely yours,



Richard Siskind